Exhibit 3.03

FIRST AMENDED BY-LAWS OF

BankGuam Holding Company

ARTICLE I

SHAREHOLDERS MEETING

Section 1. PLACE OF MEETINGS

All meetings of the shareholders shall be held at the office of the corporation or at such other place in Guam, as may be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS

An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without Guam, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

Section 3. SPECIAL MEETINGS

Special meetings may be called at any time by the Directors, or upon written demand made in the manner provided by law of the holder or holders of ten per cent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Section 4. NOTICE OF MEETINGS

Notices of meetings, annual or special, shall be given at least 20 days before a meeting to every person who was a shareholder of record 30 days before the date of the meeting, unless some other day be fixed by the Board of Directors for the determination of shareholders of record. Notice of any meeting shall be given by the President or the Secretary and shall specify the place, the day and the hour, and in the case of a special meeting, the nature of the business to be transacted.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. CONSENT TO SHAREHOLDERS’ MEETING

The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING

Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 7. QUORUM

The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING RIGHTS

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

Section 9. PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.

ARTICLE II

DIRECTORS; MANAGEMENT

Section 1. POWERS

Subject to the limitation of the Articles of Incorporation and the laws of Guam as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be managed by or under authority of the Board of Directors.

Section 2. NUMBER AND CLASSIFICATION OF DIRECTORS

The number of Directors which shall constitute the whole Board of Directors of the corporation shall be eleven. The Directors elected by the Shareholders shall be divided into three classes, to be respectively designated as Class I, Class II and Class III, of which each class shall contain at least three Directors.

Section 3. REMOVAL OF DIRECTORS

The entire Board of Directors or any individual director may be removed from the office as provided by 18 GCA § 28808.

Section 4. PLACE OF MEETINGS

Meetings of the Board of Directors shall be held at the office of the corporation in Guam, or such other places, as designated for that purpose, from time to time, by the Chairman of the Board of Directors. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 5. ORGANIZATION MEETINGS

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 6. REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held on the FOURTH MONDAY of each February, May, August and November at 12:00 noon. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 7. SPECIAL MEETINGS-NOTICES

Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, the Chairman of the Board or by any three (3) Directors.

Notice of the time and place of special meetings may be given to any Director (1) by telephone to the Director’s place of residence or business, or to such place as the Director may designate for receipt of telephone notice, (2) by written notice delivered to the Director’s residence or place of business, or to such other place as the Director may designate for purpose of delivery of such notice, or (3) by telefax or such electronic means as is reasonably calculated to furnish the Director with notice of such meeting.

Notice delivered shall be effective and shall be considered given upon delivery to a place to which notice may be given by delivery above provided. Notice by telephone or electronic means shall be effective and be considered given at the time of the phone call, or dispatch of the electronic communication.

Notice of meetings shall be given so as to be considered given and effective as to all Directors at least twenty-four hours prior to the time of holding of the meeting. Subject to the foregoing, notice may be given by different means as to different Directors for the same meeting.

Section 8. WAIVER OF NOTICE

When all the Directors are present at any Directors’ meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the Directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 9. NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

Section 10. QUORUM

A majority of the number of Directors as fixed by the Articles and By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 11. PARTICIPATION BY TELEPHONIC COMMUNICATION

A Director not present in person at a meeting of the Board of Directors may join and participate therein by telephonic communication provided that he or she has, not less than 24 hours prior to the time of commencement of the meeting, given notice of his or her intent to so participate and of a place and telephone number such that participation by telephonic communication by such Director may be arranged.

Telephonic communication shall be arranged such that all members physically present at the meeting, and all members participating by telephonic communication shall be able to hear each other at the same time and communicate with each other at the same time.

ARTICLE III

OFFICERS

Section 1. OFFICERS

The officers of the corporation shall be a President who shall also be a Director of the corporation, an Executive Vice-President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.

Section 2. ELECTION

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION

Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for the regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

Section 7. PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. VICE-PRESIDENT

In the absence or disability of the President, the Executive Vice-President then the Vice-Presidents, in order of their rank as fixed by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Executive Vice-President and such other Vice-Presidents as may be elected shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9. SECRETARY

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 10. TREASURER

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES

The Board of Directors shall appoint an Executive Committee and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and By-Laws and law. Such committees shall hold office at the pleasure of the board.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND EMPLOYEES

The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the extent permitted by the laws of Guam and in any manner consistent with the laws of Guam.

ARTICLE VI

CORPORATE RECORDS AND REPORTS — INSPECTION

Section 1. RECORDS

The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in Guam, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS

A shareholder has the right to inspect the books and records of the corporation to the extent such right is provided by law.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company.

Section 4. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC.— HOW EXECUTED

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. ANNUAL REPORT

The Directors shall cause to be sent to the shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, a balance sheet as of the closing date of such year, together with a statement of income and profit and loss for such year. These financial statements shall be certified to by the President, Secretary, Treasurer or a public accountant.

ARTICLE VII

CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting; if any.

Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or must be authenticated by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary, or its Treasurer or an Assistant Treasurer.

Section 2. TRANSFER ON THE BOOKS

Upon surrender to the Secretary of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the Directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. CLOSING STOCK TRANSFER BOOKS

The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 5. CERTIFICATELESS OWNERSHIP AND TRANSFER OF SHARES

The ownership and transfer of any shares of capital stock of the corporation, may at the election of the owner of record of such shares, and upon surrender for cancellation of any certificate outstanding for such shares, be evidenced and documented solely by Book Entry in the records maintained for such purpose by the Bank or its transfer agent.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word Guam.

ARTICLE IX

AMENDMENTS TO BY-LAWS

Section 1. BY SHAREHOLDERS

New By-Laws may be adopted or these By-Laws may be repealed or amended at any regular annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose.

Section 2. POWERS OF DIRECTORS

The Board of Directors may amend any of these By-Laws in the manner provided by law.

Section 3. RECORD OF AMENDMENTS

Whenever an amendment or new By-Laws is adopted, it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

TO ALL TO WHOM THESE PRESENTS MAY COME, GREETING:

KNOW YE, that we, being all of the Directors of BankGuam Holding Company, a Guam Corporation, do hereby certify that the foregoing constitutes a full, true and correct copy of the By-Laws of the BankGuam Holding Company, duly adopted and approved by the Directors of the BankGuam Holding Company, at a meeting of said stockholders called for that purpose on Monday, the 26th day of March, 2012.

IN WITNESS WHEREOF, we have hereunto set our hands this 26th day of March, 2012.

/s/	)
William D. Leon Guerrero		)
)
/s/	)
Dr. Luis G. Camacho	)
)
/s/	)
Joseph M. Crisostomo	)
)
/s/	)
Roger P. Crouthamel	)
)
/s/	)
Dr. Ralph G. Sablan		)
)
/s/	)
Patricia P. Ada		)
)
/s/	)
Frances L.G. Borja		)
)
/s/	)
Lourdes A. Leon Guerrero		)
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/s/	)
Joe T. San Agustin		)
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/s/	)		COUNTERSIGNED:
Martin D. Leon Guerrero		)
)
/s/	)		/s/
Joaquin P.L.G. Cook			Roger P. Crouthamel, Secretary